UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 23, 2021

Cole Office & Industrial REIT (CCIT II), Inc.
(GRT (Cardinal REIT Merger Sub), LLC, as successor by merger to Cole Office & Industrial REIT (CCIT II), Inc.)
(Exact Name of Registrant as Specified in Its Charter)
Commission file number 000-55436

Maryland		46-2218486
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)
2398 East Camelback Road, 4th Floor
Phoenix,	Arizona	85016
(Address of principal executive offices)		(Zip Code)
	(602)	778-8700
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Introductory Note
This Current Report on Form 8-K is being filed by Cole Office & Industrial REIT (CCIT II), Inc. (“CCIT II” or the “Company”) in connection with the completion on March 1, 2021 (the “Closing Date”) of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of October 29, 2020 (the “Merger Agreement”), by and among Griffin Capital Essential Asset REIT, Inc. (“GCEAR”), GRT (Cardinal REIT Merger Sub), LLC, a wholly owned subsidiary of GCEAR (“Merger Sub”), Griffin Capital Essential Asset Operating Partnership, L.P., a subsidiary of GCEAR (the “GCEAR Operating Partnership”), GRT OP (Cardinal New GP Sub), LLC, a wholly owned subsidiary of the GCEAR Operating Partnership (“New GP Sub”), GRT OP (Cardinal LP Merger Sub), LLC, a wholly owned subsidiary of the GCEAR Operating Partnership (“LP Merger Sub”), GRT OP (Cardinal OP Merger Sub), LLC, a subsidiary of LP Merger Sub and New GP Sub (“OP Merger Sub”), CCIT II, Cole Corporate Income Operating Partnership II, LP, a wholly owned subsidiary of CCIT II (the “CCIT II Operating Partnership”), and CRI CCIT II, LLC, a wholly owned subsidiary of CCIT II (“CCIT II LP”). Pursuant to the Merger Agreement, on the Closing Date, (i) the Company merged with and into Merger Sub (the “REIT Merger”), with Merger Sub being the surviving entity, (ii) OP Merger Sub merged with and into the CCIT II Operating Partnership (the “Partnership Merger”), with the CCIT II Operating Partnership being the surviving entity, and (iii) CCIT II LP merged with and into LP Merger Sub (the “LP Merger” and, together with the REIT Merger and the Partnership Merger, the “Mergers”), with LP Merger Sub being the surviving entity.

Item 1.02	Termination of a Material Definitive Agreement.
Advisory Agreement
Pursuant to the Termination Letter Agreement, dated October 29, 2020 (the “Termination Agreement”), by and among the Company, GCEAR and Cole Corporate Income Management II, LLC (the “Advisor”), the Advisory Agreement, dated as of August 27, 2013, by and between the Company and the Advisor (the “Advisory Agreement”) terminated at the effective time of the REIT Merger except as otherwise set forth in the Termination Agreement. Pursuant to the Termination Agreement, the Company paid the Advisor a “Subordinated Performance Fee” (as defined in the Advisory Agreement) in an amount equal to $26,688,591 and a “Disposition Fee” (as defined in the Advisory Agreement) in an amount equal to $1,750,000.
The foregoing description of the Termination Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Termination Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Credit Agreement
In connection with the consummation of the Mergers on March 1, 2021, all amounts outstanding under the Company’s credit agreement with JPMorgan Chase Bank, N.A. as administrative agent, and the lenders under the credit agreement (the “Credit Agreement”), including a $300.0 million delayed draw term loan facility and up to $200.0 million in revolving loans under a revolving credit facility, were repaid and all commitments terminated. Effective upon such repayment, the Credit Agreement and all related loan documents were terminated and became null and void.

Item 2.01	Completion of Acquisition or Disposition of Assets.
On the Closing Date, the Company and GCEAR completed the Mergers previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 2, 2020, pursuant to the Merger Agreement.
At the effective time of the REIT Merger and subject to the terms and conditions of the Merger Agreement, each issued and outstanding share of the Company’s Class A common stock, $0.01 par value per share (the “Class A Common Stock”), and Class T common stock, $0.01 par value per share (the “Class T Common Stock” and, together with the Class A Common Stock, “Company Common Stock”), was converted into the right to receive 1.392 shares of GCEAR’s Class E common stock, $0.001 par value per share (“GCEAR Common Stock”), subject to the treatment of fractional shares in accordance with the Merger Agreement (the “REIT Merger Consideration”). At the effective time of the REIT Merger and subject to the terms and conditions of the Merger Agreement, each issued and outstanding share of Class A Common Stock granted under the Company’s 2018 Equity Incentive Plan, whether vested or unvested, was cancelled in exchange for an amount equal to the REIT Merger Consideration.
At the effective time of the Partnership Merger and subject to the terms and conditions of the Merger Agreement, (i) each issued and outstanding partnership unit of the CCIT II Operating Partnership (“CCIT II Operating Partnership Units”) held by the Company was converted into the right to receive 1.392 Class E units of the GCEAR Operating Partnership, subject to the treatment of fractional units in accordance with the Merger Agreement, and the Company was admitted as a limited partner of the GCEAR Operating Partnership and (ii) each issued and outstanding CCIT II Operating Partnership Unit held by CCIT II LP was automatically cancelled and ceased to exist, and no consideration was paid, in connection with or as a consequence of the Partnership Merger.
At the effective time of the LP Merger and subject to the terms and conditions of the Merger Agreement, all of the issued and outstanding limited liability company interests in CCIT II LP were automatically cancelled and ceased to exist, and no consideration was paid, in connection with or as a consequence of the LP Merger.
The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement. A copy of the Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.
As a result of and at the effective time of the REIT Merger, holders of Company Common Stock immediately prior to such time ceased having any rights as stockholders of the Company (other than their right to receive 1.392 shares of GCEAR Common Stock per share of Company Common Stock under the Merger Agreement).
The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03 in its entirety.

Item 5.01	Changes in Control of Registrant.
As a result of and at the effective time of the REIT Merger, a change in control of the Company occurred and the Company merged with and into Merger Sub and the separate corporate existence of the Company ceased.
The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01 in its entirety.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As a result of the REIT Merger and pursuant to the Merger Agreement, the Company ceased to exist and Merger Sub continued as the surviving company in the REIT Merger. All members of the board of directors of the Company ceased to be directors at the effective time of the REIT Merger by operation of the REIT Merger. The departure of the directors was in connection with the REIT Merger and was not due to any disagreement or dispute with the Company on any matter.
The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02 in its entirety.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On February 23, 2021, in connection with the REIT Merger, the Company’s stockholders approved Articles of Amendment to the charter of the Company (the “Articles of Amendment”) to remove certain provisions related to roll-up transactions (and the associated definitions) from the Company’s charter. On February 26, 2021, the Company filed the Articles of Amendment with the State Department of Assessments and Taxation of Maryland, and the Articles of Amendment became effective at 5:00 pm Eastern Time on such date.
The foregoing description of the Articles of Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Articles of Amendment. A copy of the Articles of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.
On February 23, 2021, the Company held a special meeting of its stockholders (the “CCIT II Special Meeting”), at which its stockholders were asked to consider and vote on (i) a proposal to approve the REIT Merger, (ii) a proposal to approve the Articles of Amendment, and (iii) a proposal to adjourn the CCIT II Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the REIT Merger or the proposal to approve the Articles of Amendment.

On December 11, 2020, the Company filed with the SEC a definitive proxy statement and related materials pertaining to the REIT Merger and the CCIT II Special Meeting, which describe in detail each of the proposals submitted to the Company’s stockholders to be voted on at the CCIT II Special Meeting.
At the CCIT II Special Meeting, there were present, in person or by proxy, stockholders holding an aggregate of 39,679,584 shares of Company Common Stock, representing approximately 59% of the total number of 67,139,129 shares of Company Common Stock issued and outstanding as of December 8, 2020, the record date for the CCIT II Special Meeting, and entitled to vote at the CCIT II Special Meeting.
The final results of the following matters voted on at the CCIT II Special Meeting are set forth below. No broker non-votes were cast.

	For	Against	Abstain
Approval of REIT Merger	36,886,375	1,036,719	1,756,490
Approval of the Articles of Amendment	36,218,945	1,049,097	2,411,542
Accordingly, the Company’s stockholders approved the REIT Merger.
In addition, as reflected above, the Company’s stockholders approved the Articles of Amendment. Because the affirmative vote of the holders of a majority of the shares of Company Common Stock entitled to be cast to approve each of the REIT Merger and the Articles of Amendment was achieved, the proposal to adjourn the CCIT II Special Meeting to solicit additional proxies in favor of such proposals was not necessary or appropriate and, therefore, not called.

Item 8.01	Other Events.
Distributions
On February 23, 2021, the board of directors (the “Board”) of the Company authorized a distribution for the month of February 2021 of $0.0414 per share of the Company’s Class A Common Stock and Class T Common Stock, less the per share distribution and stockholder servicing fees that are payable with respect to shares of Class T Common Stock (as such fees are calculated on a daily basis for the period of February 1, 2021 to February 28, 2021). On August 30, 2020, the Board approved the suspension of the Company’s second amended and restated distribution reinvestment plan, and therefore, distributions for the month of February 2021 were paid in cash to all stockholders. The distribution for each class of the Company’s Common Stock was payable to stockholders of record as of the close of business on February 24, 2021 and was paid in cash on February 26, 2021.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of October 29, 2020, by and among Griffin Capital Essential Asset REIT, Inc., GRT (Cardinal REIT Merger Sub), LLC, Griffin Capital Essential Asset Operating Partnership, L.P., GRT OP (Cardinal New GP Sub), LLC, GRT OP (Cardinal LP Merger Sub), LLC, GRT OP (Cardinal OP Merger Sub), LLC, Cole Office & Industrial REIT (CCIT II), Inc., Cole Corporate Income Operating Partnership II, LP and CRI CCIT II LLC (incorporated by reference to Exhibit 2.1 to Cole Office & Industrial REIT (CCIT II), Inc.’s Current Report on Form 8-K filed with the SEC on November 2, 2020).

3.1	Articles of Amendment of the Articles of Amendment and Restatement of Cole Office & Industrial REIT (CCIT II), Inc., filed on February 26, 2021.
10.1
Termination Letter Agreement, dated as of October 29, 2020, by and between Cole Office & Industrial REIT (CCIT II), Inc., Griffin Capital Essential Asset REIT, Inc. and Cole Corporate Income Management II, LLC (incorporated by reference to Exhibit 10.1 to Cole Office & Industrial REIT (CCIT II), Inc.’s Current Report on Form 8-K filed with the SEC on November 2, 2020).

Signatures(s)
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 1, 2021		GRT (CARDINAL REIT MERGER SUB), LLC
(as successor by merger to Cole Office & Industrial REIT (CCIT II), Inc.)

By: Griffin Capital Essential Asset REIT, Inc., its sole member

	By:	/s/ Javier F. Bitar
	Name:	Javier F. Bitar
	Title:	Chief Financial Officer, Treasurer and Interim Chief Investment Officer

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